Exhibit (a)(1)(B)
FORM OF HOLDER REPURCHASE NOTICE
CUSIP No: 87157DAA7 and 87157DAB5
If you wish to have the Notes repurchased by the Company pursuant to ARTICLE IV (Purchase at the Option of Holders on Specific Dates) of the Indenture, check the box: ARTICLE IV ☐.
If the Notes are to be repurchased by the Company pursuant to ARTICLE IV of the Indenture, check the box for the applicable Repurchase Date: December 1, 2009 ☐ December 1, 2014 ☐ December 1, 2019 ☐.
If you wish to have a portion of the Notes repurchased by the Company pursuant to ARTICLE IV of the Indenture, state the amount (in principal amount): $ ___,000.00.
If certificated, the certificate numbers of the Notes to be delivered for repurchase are:
__________________________.
     Any repurchase of the Notes pursuant hereto shall be pursuant to the terms and conditions specified in the Indenture.

Your Signature(s):

Date:
(Sign exactly as your name(s) appears on the Notes)
Signature Guaranteed
_________________________________
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.
By: __________________________________
     Authorized Signatory

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